UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

Effective March 8, 2020, Natera, Inc. (“Natera” or the “Company”) terminated its license, development and distribution agreement, dated March 9, 2018 (the “Agreement”), with Qiagen LLC (“Qiagen”) for the development and distribution of NGS-based genetic tests based on Natera’s proprietary technology for use on Qiagen’s proprietary next generation sequencing platform in certain countries globally. Under the Agreement, Natera has received an upfront license fee and prepaid royalties totaling $40 million, as well as $5 million in tiered royalties.

In October 2019, Qiagen announced that it had discontinued the development of its next generation sequencing platform and is now partnered with Illumina, Inc. to develop next generation sequencing based tests. Natera subsequently notified Qiagen of its material breach of the Agreement.

The Agreement contains various termination provisions generally customary for an agreement of this type, including Natera’s right to terminate the Agreement as a result of Qiagen’s uncured material breach. The Agreement’s termination provisions provide, among others, for monetary payment by the breaching party in certain circumstances. All or a portion of the prepaid royalties are refundable in limited circumstances, including upon termination in certain circumstances. The parties are currently in discussions regarding their respective obligations resulting from the termination of the Agreement.

The foregoing summary of the Agreement is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with the full text of the Agreement (portions of which have been omitted pursuant to an order granting confidential treatment), which was filed as Exhibit 10.1 to the Company’s Amendment No. 1 on Form 10-Q/A to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the United States Securities and Exchange Commission on February 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

	By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: March 12, 2020